AGREEMENT TO PROVIDE CONSULTING SERVICES

This Agreement (the “Agreement”) is entered into effective as of the 6th day of October, 2006 by and between Lighting Science Group Corp. (the “Company”) and Philip R. Lacerte (“Consultant”). The parties hereby agree as follows:

1. Consulting Services; Compensation. Consultant shall be available to the Company from time to time for consultation and advice on matters relating to Company sales, product marketing, product development, advertising, contacts with customers, and other business development matters, as requested by Ron Lusk, Chief Executive Officer of the Company (the “Services”). Without limiting the foregoing, Consultant shall introduce Company representatives to customers and business prospects that have been previously identified by the Company, and shall, together with Company representatives, attend meetings with such potential customers and prospects. Consultant agrees to perform services for up to five (5) days per month. As compensation for the Services, and in reliance on the Consultant’s representations and agreements in this Agreement, the Company has delivered to the Consultant 1,625,000 shares of the Company’s Common Stock (the “Shares), which the parties acknowledge has an aggregate value on the date hereof of $325,000.

2. Term. This Agreement will commence on the date first stated above and terminate on the anniversary thereof.

3. Reporting. In the performance of all Services hereunder, Consultant shall report to the Company’s Chief Executive Officer.

4. Confidentiality. Consultant shall protect and safeguard the Company’s Confidential Information from unauthorized disclosure or use. For purposes of this Agreement, Confidential Information includes, but is not limited to, documents and other information about the Company’s and/or Seller’s operations, business opportunities, brokerage, price and cost data, finances, and sales.

5. Independent Contractor Status.

In the performance of services under this Agreement, it is mutually understood and agreed that Consultant is at all times acting and performing as an independent contractor and not as an employee, agent, partner, or joint venturer of the Company. As such, Contractor agrees to provide the Company with a signed W-9.

6. Restricted Stock. Consultant acknowledges that: (a) the Shares received as compensation under the Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state (the “State Securities Laws”) in reliance on the exemptions afforded to limited non-public offerings; (b) the Shares are subject to restrictions upon transfer imposed by the Securities Act and State Securities Laws and shall be non-transferable and non-assignable except in compliance with the registration provisions of the Securities Act and State Securities Laws, or an exemption or exemptions therefrom; (c) Contractor is acquiring the Shares for investment purposes only and not with a view to resale or distribution; and (d) any certificates or other documents which may be issued representing the Shares may be endorsed with a legend to reflect the foregoing (in addition to any other legends that, in the opinion of the Company’s counsel, may be required).

7. Headings. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

8. Governing Law. This Agreement shall be governed by the laws of the State of Texas.

9. Assignment. This Agreement shall inure to the benefit of and be binding on the successors and assigns of each of the parties. This Agreement contemplates the personal services of Consultant and Agreement may not be assigned by Consultant. The Company may assign this Agreement to any entity directly or indirectly controlling, controlled by or under common control with the Company.

10. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LIGHTING SCIENCE GROUP CORP.

_______________________________ By: ___________________________________
Philip R. Lacerte  Name: Ron Lusk
Title: Chairman/CEO